UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Healthcare REIT, Inc., a Utah corporation (the “Company”):

1.

a.	On April 15, 2019, the Company executed an Amendment No. 1 to Employment Agreement (the “Amendment”), with an effective date of April 1, 2019, with Zvi Rhine, the Company’s President and CFO (“Rhine”). Pursuant to the Amendment, the Company granted Rhine a bonus for 2018 services in the amount of $90,000 payable in shares of restricted common stock. The shares were valued at $0.33 per share (the closing price of the Company’s stock on April 2, 2019), resulting in 272,727 shares of common stock (the “Securities”). A copy of the Amendment is filed herewith as Exhibit 10.1.

b.	The Securities were granted to Rhine, who qualified as an “accredited investor” as an officer and director of the Company. The Securities will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.

c.	The Company paid no fees or commissions in connection with the issuance of the Securities

d.	The grant of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder. The Executive qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D. In addition, the Securities, which were taken for investment purposes and not for resale, are subject to restrictions on transfer. We did not engage in any public advertising or general solicitation in connection with this transaction, and Executive is aware of all aspects of our business, including our reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on our investigation, we believed that the Executive obtained all information regarding the Company and received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.	See Item 3.02(a) above.

f.	Not applicable

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ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 15, 2019, the Company signed the Amendment noted in Item 3.02 above. Under the terms of the Amendment Mr. Rhine was granted a bonus for 2018 services in an amount equal to $90,000 payable in restricted common stock valued at a per share price of $0.33 (the closing price of the Company’s stock on April 2, 2019).

The Amendment also adopted a bonus plan for Mr. Rhine applicable to future periods of employment (the “Plan”). Under the terms of the Plan, Mr. Rhine will be entitled to an annual bonus equal to 15% of the increase in the Company’s EBITDA year over year. The bonus is contingent upon the Company being cash flow positive for the year being measured, and may not exceed 100% of Mr. Rhine’s base salary. The bonus will be payable in either cash, shares of common stock or a combination of the two, at the sole discretion of the Company.

ITEM 9.01:	EXHIBITS

Item	Title

10.1	Amendment No. 1 to Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: April 16, 2019	/s/ Lance Baller
Lance Baller, Interim CEO

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